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                                                                    EXHIBIT 8(o)



                         FORM OF PARTICIPATION AGREEMENT


        THIS AGREEMENT, made and entered into this ___day of April, 2001 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), and FARMERS NEW WORLD LIFE INSURANCE COMPANY, a Washington life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein.

        WHEREAS, the Trust is a series-type mutual fund offering shares of beneficial interest (the "Trust shares") consisting of one or more separate series ("Series") of shares, each such Series representing an interest in a particular investment portfolio of securities and other assets (a "Fund"), and which Series may be subdivided into various classes ("Classes") with each such Class supporting a distinct charge and expense arrangement; and

        WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies and may also be utilized by qualified retirement plans; and

        WHEREAS, the Distributor has the exclusive right to distribute Trust shares to qualifying investors; and

        WHEREAS, the Company desires that the Trust serve as an investment vehicle for a certain separate account(s) of the Company and the Distributor desires to sell shares of certain Series and/or Class(es) to such separate account(s);

        NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor and the Company agree as follows:

                                    ARTICLE I
                             ADDITIONAL DEFINITIONS

        1.1. "Account" -- the separate account of the Company described more specifically in Schedule 1 to this Agreement. If more than one separate account is described on Schedule 1, the term shall refer to each separate account so described.

        1.2. "Business Day" -- each day that the Trust is open for business as provided in the Trust's Prospectus.

        1.3. "Code" -- the Internal Revenue Code of 1986, as amended, and any successor thereto.

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        1.4. "Contracts" -- the class or classes of variable annuity contracts and/or variable life insurance policies issued by the Company and described more specifically on Schedule 2 to this Agreement.

        1.5. "Contract Owners" -- the owners of the Contracts, as distinguished from all Product Owners.

        1.6. "Participating Account" -- a separate account investing all or a portion of its assets in the Trust, including the Account.

        1.7. "Participating Insurance Company" -- any insurance company investing in the Trust on its behalf or on behalf of a Participating Account, including the Company.

        1.8. "Participating Plan" -- any qualified retirement plan investing in the Trust.

        1.9. "Participating Investor" -- any Participating Account, Participating Insurance Company or Participating Plan, including the Account and the Company.

        1.10. "Products" -- variable annuity contracts and variable life insurance policies supported by Participating Accounts, including the Contracts.

        1.11. "Product Owners" -- owners of Products, including Contract Owners.

        1.12. "Trust Board" -- the board of trustees of the Trust.

        1.13. "Registration Statement" -- with respect to the Trust shares or a class of Contracts, the registration statement filed with the SEC to register such securities under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts' Registration Statement for each class of Contracts is described more specifically on Schedule 2 to this Agreement. The Trust's Registration Statement is filed on Form N-1A (File No. 333-35883).

        1.14. "1940 Act Registration Statement" -- with respect to the Trust or the Account, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Account's 1940 Act Registration Statement is described more specifically on Schedule 2 to this Agreement. The Trust's 1940 Act Registration Statement is filed on Form N-1A (File No. 811-08361).

        1.15. "Prospectus" -- with respect to shares of a Series (or Class) of the Trust or a class of Contracts, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version for the applicable Series, Class or Contracts last so filed prior to the taking of such action. For purposes of Article IX, the term "Prospectus" shall include any statement of additional information incorporated therein.



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        1.16. "Statement of Additional Information" -- with respect to the shares of the Trust or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Statement of Additional Information, such reference thereto shall be deemed to be the last version so filed prior to the taking of such action.

        1.17. "SEC" -- the Securities and Exchange Commission.

        1.18. "NASD" -- The National Association of Securities Dealers, Inc.

        1.19. "1933 Act" -- the Securities Act of 1933, as amended.

        1.20. "1940 Act" -- the Investment Company Act of 1940, as amended.

                                   ARTICLE II
                              SALE OF TRUST SHARES

        2.1. AVAILABILITY OF SHARES

               (a) The Trust has granted to the Distributor exclusive authority to distribute the Trust shares and to select which Series or Classes of Trust shares shall be made available to Participating Investors. Pursuant to such authority, and subject to Article X hereof, the Distributor shall make available to the Company for purchase on behalf of the Account, shares of the Series and Classes listed on Schedule 3 to this Agreement, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. Such Series and Classes shall be made available to the Company in accordance with the terms and provisions of this Agreement until this Agreement is terminated pursuant to Article X or the Distributor suspends or terminates the offering of shares of such Series or Classes in the circumstances described in
        Article X.

               (b) Notwithstanding clause (a) of this Section 2.1, Series or Classes of Trust shares in existence now or that may be established in the future will be made available to the Company only as the Distributor may so provide, subject to the Distributor's rights set forth in Article X to suspend or terminate the offering of shares of any Series or Class or to terminate this Agreement.

               (c) The parties acknowledge and agree that: (i) the Trust may revoke the Distributor's authority pursuant to the terms and conditions of its distribution agreement with the Distributor; and (ii) the Trust reserves the right in its sole discretion to refuse to accept a request for the purchase of Trust shares.

        2.2. REDEMPTIONS. The Trust shall redeem, at the Company's request, any full or fractional Trust shares held by the Company on behalf of the Account, such redemptions to be



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effected at net asset value in accordance with Section 2.3 of this Agreement.
Notwithstanding the foregoing, (i) the Company shall not redeem Trust shares attributable to Contract Owners except in the circumstances permitted in Article X of this Agreement, and (ii) the Trust may delay redemption of Trust shares of any Series or Class to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the Prospectus for such Series or Class.

        2.3. PURCHASE AND REDEMPTION PROCEDURES

               (a) The Trust hereby appoints the Company as an agent of the Trust for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of those Series or Classes made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts, other transactions relating to the Contracts or the Account and customary processing of the Contracts. Receipt of any such requests (or effectuation of such transaction or processing) on any Business Day by the Company as such limited agent of the Trust prior to the Trust's close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is defined as the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)) shall constitute receipt by the Trust on that same Business Day, provided that the Company uses its best efforts to provide actual and sufficient notice of such request to the Trust by 8:30 a.m. New York Time on the next following Business Day and the Trust receives such notice no later than 9:00 a.m. New York time on such Business Day. Such notice may be communicated by telephone to the office or person designated for such notice by the Trust, and shall be confirmed by facsimile.

               (b) The Company shall pay for shares of each Series or Class on the same day that it provides actual notice to the Trust of a purchase request for such shares. Payment for Series or Class shares shall be made in Federal funds transmitted to the Trust by wire to be received by the Trust by 3:30 New York Time on the day the Trust receives actual notice of the purchase request for Series or Class shares (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series or Classes effected pursuant to redemption requests tendered by the Company on behalf of the Account). In no event may proceeds from the redemption of shares requested pursuant to an order received by the Company after the Trust's close of business on any Business Day be applied to the payment for shares for which a purchase order was received prior to the Trust's close of business on such day. If the issuance of shares is canceled because Federal funds are not timely received, the Company shall indemnify the respective Fund and Distributor with respect to all costs, expenses and losses relating thereto. Upon the Trust's receipt of Federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. If Federal funds are not received on time, such funds will be invested, and Series or Class shares purchased thereby will be issued, as soon as practicable after actual receipt of such funds but in any event not on the same day that the purchase order was received.



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               (c) Payment for Series or Class shares redeemed by the Account or the Company shall be made in Federal funds transmitted by wire to the Company or any other person properly designated in writing by the Company. The Trust shall use its best efforts to transmit such funds by 6:00 p.m. New York Time on the same Business Day after Trust receives actual notice of the redemption order for Series or Class shares (unless redemption proceeds are to be applied to the purchase of Trust shares of other Series or Classes in accordance with Section 2.3(b) of this Agreement), except that the Trust reserves the right to redeem Series or Class shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted by the 1940 Act, any rules or regulations or orders thereunder, or the applicable Prospectus; provided, however, that if the Trust fails to transmit such redemption proceeds by 6:00 p.m. New York Time on the same Business Day or the end of such Business Day and such failure is due to circumstances within the Trust's or the Distributor's control, the Distributor will pay interest to the Company equal to the amount of such proceeds multiplied by the current Federal funds rate on each day that delivery of the proceeds is overdue. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

               (d) Any purchase or redemption request for Series or Class shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Trust's actual receipt of such request, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in Federal funds prior to close of business for determination of such value, as defined from time to time in the Prospectus for such Series or Class.

               (e) Prior to the first purchase of any Trust shares hereunder, the Company and the Trust shall provide each other with all information necessary to effect wire transmissions of Federal funds to the other party and all other designated persons pursuant to such protocols and security procedures as the parties may agree upon. Should such information change thereafter, the Trust and the Company, as applicable, shall notify the other in writing of such changes, observing the same protocols and security procedures, at least three Business Days in advance of when such change is to take effect. The Company and the Trust shall observe customary procedures to protect the confidentiality and security of such information.

               (f) The procedures set forth herein are subject to any additional terms set forth in the applicable Prospectus for the Series or Class or by the requirements of applicable law.

        2.4. NET ASSET VALUE. The Trust shall make the net asset value per share for each Series or Class to the Company on a daily basis as soon as reasonably practicable after the net asset value per share for such Series or Class is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. New York Time each Business Day. The



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Trust or the Distributor shall provide to the Company a list of persons to contact to ascertain the time at which the net asset value per share will be available. The Trust shall calculate such net asset value in accordance with the Prospectus for such Series or Class.

        2.5. DIVIDENDS AND DISTRIBUTIONS. The Trust shall furnish notice to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series or Class shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series or Class shares in the form of additional shares of that Series or Class. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash; to be effective, such revocation must be made in writing and received by the Trust at least three (3) Business Days prior to a dividend or distribution date. The Trust shall notify the Company promptly of the number of Series or Class shares so issued as payment of such dividends and distributions.

        2.6. BOOK ENTRY. Issuance and transfer of Trust shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account. The Trust shall provide to the Company for each Business Day involving a trade a confirmation listing the closing net asset value for the Business Day and a transaction history report.

        2.7. PRICING ERRORS. Any material errors in the calculation of net asset value, dividends or capital gain information shall be reported immediately upon discovery to the Company. An error shall be deemed "material" based on our interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. Neither the Trust, any Fund, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company or any other Participating Company to the Trust or the Distributor; otherwise if the Trust provides the Company with a materially incorrect share net asset value, the Company on behalf of the Account(s) described in Schedule 1, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect correct net asset value.

        2.8. LIMITS ON PURCHASERS. The Distributor and the Trust shall sell Trust shares only to insurance companies and their separate accounts and to persons or plans ("Qualified Persons") that qualify to purchase shares of the Trust under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Trust as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Distributor and the Trust shall not sell Trust shares to any insurance company or separate account unless an agreement complying with Article VIII of this Agreement is in effect to govern such sales. The Company hereby represents and warrants that it and the Account are Qualified Persons.



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                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        3.1. COMPANY. The Company represents and warrants that: (i) the Company is an insurance company duly organized and in good standing under Washington insurance law; (ii) the Account is a validly existing separate account, duly established and maintained in accordance with applicable law; (iii) the Account's 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Account is duly registered as a unit investment trust thereunder; (iv) the Contracts' Registration Statement has been declared effective by the SEC; (v) the Contracts will be issued in compliance in all material respects with all applicable Federal and state laws; (vi) the Contracts have been filed, qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered; (vii) the Account will maintain its registration under the 1940 Act and will comply in all material respects with the 1940 Act; (viii) the Contracts currently are, and at the time of issuance and for so long as they are outstanding will be, treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code; and (ix) the Company's entering into and performing its obligations under this Agreement does not and will not violate its charter documents or by-laws, rules or regulations, or any agreement to which it is a party. The Company will notify the Trust promptly if for any reason it is unable to perform its obligations under this Agreement.

        3.2. TRUST. The Trust represents and warrants that: (i) the Trust is an unincorporated business trust duly formed and validly existing under the Delaware law; (ii) the Trust's 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Trust is duly registered as an open-end management investment company thereunder; (iii) the Trust's Registration Statement has been declared effective by the SEC; (iv) the Trust shares will be issued in compliance in all material respects with all applicable federal laws; (v) the Trust will remain registered under and will comply in all material respects with the 1940 Act during the term of this Agreement; (vi) each Fund of the Trust qualifies or will qualify as a "regulated investment company" under Subchapter M of the Code and complies or will comply with the diversification standards prescribed in Section 817(h) of the Code and the regulations thereunder; and (vii) the investment policies of each Fund are in material compliance with any investment restrictions set forth on Schedule 4 to this Agreement. The Trust, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

        3.3. DISTRIBUTOR. The Distributor represents and warrants that: (i) the Distributor is a limited partnership duly organized and in good standing under New York law; (ii) the Distributor is registered as a broker-dealer under federal and applicable state securities laws and is a member of the NASD; and
(iii) the Distributor is registered as an investment adviser under federal securities laws.

        All information relating to agents, customers, shareholders, prospects or leads of the Company acquired by distributors shall be and remain the exclusive property of the Company.



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The Distributor acknowledges that it and its employees may, in the course of performing their responsibilities under this Agreement be exposed to or acquire information which is proprietary to or confidential to the Company or its affiliates or their clients or to third parties to whom the Company owes a duty of confidentiality. The Company's confidential and proprietary information shall include, but not be limited to: (i) the Company's business methods, policies, products, personnel, operations, systems, financial, records, procedures, processes, practices, and strategies; (ii) all compilation of data, information, or other documents provided to the distributor; (iii) all information regarding the Company's agents and customers and the nature of Company's relationship with its agents and customers; (iv) confidential, proprietary or trade secret information submitted by Company's suppliers, consultants or co-venturers or other agents to the Company for study, evaluation or use; and (v) any other information concerning the Company not generally known to the public. The Distributor agrees to hold such information in strict confidence and not to copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or to use such information for any purposes whatsoever other than the provision of services to the Company as contemplated by this Agreement and to advise each of its employees who may be exposed to such proprietary and confidential information of their obligations to keep such information confidential. The Distributor shall not utilize, or permit to be utilized, its knowledge of the Company or its knowledge of the Company's agents or clients, which is derived as a result of any relationship created through this Agreement, except to the extent necessary to fulfill the purposes of this Agreement or except as expressly permitted by the prior written consent of the Company.

        Confidential information shall not be deemed to include information which is (1) in or becomes part of the public domain other than by disclosure by the Distributor in violation of this Agreement; (2) demonstrably known to the Distributor previously; (3) independently developed by the Distributor outside of this Agreement; or (4) rightfully obtained by the Distributor from third parties. It is understood and agreed that in the event of a breach of this section the Company shall be entitled to injunctive relief to restrain any such breach, threatened or actual.

        In the event the Company or the Distributor is made aware of any actual or potential violation of this section each shall notify the other immediately and will provide any assistance reasonably requested by the other in investigating or remedying any actual or potential violations of this section. The parties acknowledge that in the event of a breach of this section, the aggrieved party will suffer irreparable harm for which no adequate remedy at law exists and shall be entitled to injunctive relief to restrain any such breach, threatened or actual.

        3.4. LEGAL AUTHORITY. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

        3.5. BONDING REQUIREMENT. Each party represents and warrants that all of its directors, officers, partners and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for



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the benefit of the Trust in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All parties shall make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, shall provide evidence thereof promptly to any other party upon written request therefore, and shall notify the other parties promptly in the event that such coverage no longer applies.

                                   ARTICLE IV
                             REGULATORY REQUIREMENTS

        4.1. TRUST FILINGS. The Trust shall amend the Trust's Registration Statement and the Trust's 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of Trust shares in compliance with applicable law and to maintain the Trust's registration under the 1940 Act for so long as Trust shares are sold.

        4.2. CONTRACTS FILINGS. The Company shall amend the Contracts' Registration Statement and the Account's 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of the Contracts in compliance with applicable law or as may otherwise be required by applicable law, but in any event shall maintain a current effective Contracts' Registration Statement and the Account's registration under the 1940 Act for so long as the Contracts are outstanding unless the Company has supplied the Trust with an SEC no-action letter or opinion of counsel satisfactory to the Trust's counsel to the effect that maintaining such Registration Statement(s) on a current basis is no longer required. The Company shall be responsible for filing all such Contract forms, applications, marketing materials and other documents relating to the Contracts and/or the Account with state insurance commissions, as required or customary, and shall use its best efforts: (i) to obtain any and all approvals thereof, under applicable state insurance law, of each state or other jurisdiction in which Contracts are or may be offered for sale; and (ii) to keep such approvals in effect for so long as the Contracts are outstanding.

        4.3. VOTING OF TRUST SHARES. With respect to any matter put to vote by the holders of Trust shares ("Voting Shares"), the Company will provide "pass-through" voting privileges to owners of Contracts registered with the SEC as long as the 1940 Act requires such privileges in such cases. In cases in which "pass-through" privileges apply, the Company will (i) solicit voting instructions from Contract Owners of SEC-registered Contracts; (ii) vote Voting Shares attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners; and (iii) vote Voting Shares held by it that are not attributable to reserves for SEC-registered Contracts or for which it has not received timely voting instructions in the same proportion as instructions received in a timely fashion from Owners of SEC-registered Contracts. The Company shall be responsible for ensuring that it calculates "pass-through" votes for the Account in a manner consistent with the provisions set forth above and with other Participating Insurance Companies. Neither the Company nor any of its affiliates will in any way recommend action in connection with, or oppose or interfere with, the solicitation of proxies for the Trust shares held for such Contract Owners, except with respect to matters as to which the



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Company has the right under Rule 6e-2 or 6e-3(T) under the 1940 Act, to vote
Voting Shares without regard to voting instructions from Contract Owners.

        4.4. STATE INSURANCE RESTRICTIONS. The Company acknowledges and agrees that it is the responsibility of the Company and other Participating Insurance Companies to determine investment restrictions and any other restrictions, limitations or requirements under state insurance law applicable to any Fund or the Trust or the Distributor, and that neither the Trust nor the Distributor shall bear any responsibility to the Company, other Participating Insurance Companies or any Product Owners for any such determination or the correctness of such determination. Schedule 4 sets forth the investment restrictions that the Company and/or other Participating Insurance Companies have determined are applicable to any Fund and with which the Trust has agreed to comply as of the date of this Agreement. The Company shall inform the Trust of any investment restrictions imposed by state insurance law that the Company determines may become applicable to the Trust or a Fund from time to time as a result of the Account's investment therein, other than those set forth on Schedule 4 to this Agreement. Upon receipt of any such information from the Company or any other Participating Insurance Company, the Trust shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Trust determines that it is not in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Product Owners) to comply with a restriction determined to be applicable by the Company, the Trust shall so inform the Company, and the Trust and the Company shall discuss alternative accommodations in the circumstances. If the Trust determines that it is in the best interests of shareholders to comply with such restrictions, the Trust and the Company shall amend Schedule 4 to this Agreement to reflect such restrictions, subject to obtaining any required shareholder approval thereof.

        4.5. COMPLIANCE. Under no circumstances will the Trust, the Distributor or any of their affiliates (excluding Participating Investors) be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Company or any Contract Owner concerning the applicability of any federal or state laws, regulations or other authorities with regard to the activities of the Company, the Accounts and the Contracts contemplated by this Agreement.

        4.6. DRAFTS OF FILINGS. The Trust and the Company shall provide to each other copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, prepared by or on behalf of either of them and that mentions the other party by name. Such drafts shall be provided to the other party sufficiently in advance of filing such materials with regulatory authorities in order to allow such other party a reasonable opportunity to review the materials; provided that each party shall only comment on that portion of the draft that relates directly or indirectly to that party or the conduct of its business.

        4.7. COPIES OF FILINGS. The Trust and the Company shall provide to each other at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional



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Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Trust, the Contracts or the Account, as the case may be, promptly after the filing by or on behalf of each such party of such document with the SEC or other regulatory authorities (it being understood that this provision is not intended to require the Trust to provide to the Company copies of any such documents prepared, filed or used by Participating Investors other than the Company and the Account).

        4.8. REGULATORY RESPONSES. Each party shall promptly provide to all other parties copies of responses to no-action requests, notices, orders and other rulings received by such party with respect to any filing covered by
Section 4.7 of this Agreement.

        4.9. COMPLAINTS AND PROCEEDINGS

               (a) The Trust and/or the Distributor shall immediately notify the Company of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Trust's Registration Statement or the Prospectus of any Series or Class; (ii) any request by the SEC for any amendment to the Trust's Registration Statement or the Prospectus of any Series or Class; (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Trust shares; or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares or any Class or Series in any state or jurisdiction, including, without limitation, any circumstance in which (A) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (B) such law precludes the use of such shares as an underlying investment medium for the Contracts. The Trust will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

               (b) The Company shall immediately notify the Trust and the Distributor of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Contracts' Registration Statement or the Contracts' Prospectus; (ii) any request by the SEC for any amendment to the Contracts' Registration Statement or Prospectus; (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Contracts; or (iv) any other action or circumstances that may prevent the lawful offer or sale of the Contracts or any class of Contracts in any state or jurisdiction, including, without limitation, any circumstance in which such Contracts are not registered, qualified and approved, and, in all material respects, issued and sold in accordance with applicable state and federal laws. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

               (c) Each party shall immediately notify the other parties when it receives notice, or otherwise becomes aware of, the commencement of any litigation or proceeding against such party or a person affiliated therewith in connection with the issuance or sale of Trust shares or the Contracts.

               (d) The Company shall provide to the Trust and the Distributor any complaints it has received from Contract Owners pertaining to the Trust or a Fund, and the Trust and Distributor shall each provide to the Company any complaints it has received from Contract Owners relating to the Contracts.

        4.10. COOPERATION. Each party hereto shall cooperate with the other parties and all appropriate government authorities (including without limitation the SEC, the NASD and state securities and insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry by any such authority relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

                                    ARTICLE V
               SALE, ADMINISTRATION AND SERVICING OF THE CONTRACTS

        5.1. SALE OF THE CONTRACTS. The Company shall be responsible for the sale and marketing of the Contracts. The Company shall make available Contracts, the Contracts' and Trust's Prospectuses, Contracts' and Trust's Statements of Additional Information, and all amendments or supplements to any of the foregoing to Contract Owners and prospective Contract Owners, all in material compliance accordance with federal and state laws. The Company shall, consistent with industry practice, use its best efforts to ensure that all persons offering the Contracts are duly licensed and registered under applicable insurance and securities laws. The Company shall ensure that procedures are in place that sales of the Contracts satisfy applicable suitability requirements under insurance and securities laws and regulations, including without limitation the rules of the NASD. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust and the Distributor that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract Owners or offerees) is so used.

        5.2. ADMINISTRATION AND SERVICING OF THE CONTRACTS. In connection with the offering of the Contracts, the Company shall be fully responsible as to the Trust and the Distributor for the underwriting, issuance, service and administration of the Contracts and for the administration of the Account, including, without limitation, the calculation of performance information for the Contracts, the timely payment of Contract Owner redemption requests and processing of Contract transactions, and the maintenance of a service center. The Company shall use its best efforts to perform such functions in all respects at a level commensurate with those standards prevailing in the variable insurance industry. Subject to Section 5.4, the Company shall provide to Contract Owners all Trust reports, solicitations for voting instructions including any related Trust proxy solicitation materials, and updated Trust Prospectuses as required under the federal securities laws.

        5.3. CUSTOMER COMPLAINTS. The Company shall promptly address all customer complaints and resolve such complaints consistent with high ethical standards and principles of ethical conduct.

        5.4. TRUST PROSPECTUSES AND REPORTS. In order to enable the Company to fulfill its obligations under this Agreement and the federal securities laws, the Trust shall provide the Company with a copy, in camera-ready form or form otherwise suitable for printing or duplication of: (i) the Trust's Prospectus for the Series and Classes listed on Schedule 3 and any supplement thereto; (ii) each Statement of Additional Information and any supplement thereto; (iii) any Trust proxy soliciting material for such Series or Classes; and (iv) any Trust periodic shareholder reports or other communications with shareholders. The Trust and the Company may agree upon alternate arrangements, but in all cases, the Trust reserves the right to approve the printing of any such material. The Trust shall provide the Company at least 10 days advance written notice when any such material shall become available, provided, however, that in the case of a supplement, the Trust shall provide the Company notice reasonable in the circumstances, it being understood that circumstances surrounding such supplement may not allow for advance notice. The Company may not alter any material so provided by the Trust or the Distributor (including without limitation presenting or delivering such material in a different medium, e.g., electronic or Internet) without the prior written consent of the Distributor.

        5.5. TRUST ADVERTISING MATERIAL. No piece of marketing, advertising or sales literature or other promotional material in which the Trust or the Distributor or the trade name and trademark Goldman Sachs (the "Mark") is named (including, without limitation, material for prospects, existing Contract Owners, brokers, rating or ranking agencies, or the press, whether in print, radio, television, video, Internet, or other electronic medium) shall be used by the Company or any person directly or indirectly authorized by the Company, including without limitation, underwriters, distributors, and sellers of the Contracts, except with the prior written consent of the Trust or the Distributor, as applicable, as to the form, content and medium of such material. Any such piece shall be furnished to the Trust for such consent prior to its use, which consent shall not be unreasonably withheld. The Trust or the Distributor shall respond to any request for written consent within five (5) Business Days, but failure to respond shall not relieve the Company of the obligation to obtain the prior written consent of the Trust or the Distributor. After receiving the Trust's or Distributor's consent to the use of any such material, no further changes may be made without obtaining the Trust's or Distributor's consent to such changes. The Trust or Distributor may at any time in its sole discretion revoke such written consent, and upon notification of such revocation, the Company shall no longer use the material subject to such revocation. Until further notice to the Company, the Trust has delegated its rights and responsibilities under this provision to the Distributor.

        5.6. CONTRACTS ADVERTISING MATERIAL. No piece of marketing, advertising or sales literature or other promotional material in which the Company is named shall be used by the

Trust or the Distributor, except with the prior written consent of the Company, which consent shall not be unreasonably withheld. Any such piece shall be furnished to the Company for such consent prior to its use. The Company shall respond to any request for written consent within five (5) Business Days, but failure to respond shall not relieve the Company of the obligation to obtain the prior written consent of the Company. The Company may at any time in its sole discretion revoke any written consent, and upon notification of such revocation, neither the Trust nor the Distributor shall use the material subject to such revocation. The Company, upon prior written notice to the Trust, may delegate its rights and responsibilities under this provision to the principal underwriter for the Contracts.

        5.7. TRADE NAMES. No party shall use any other party's trade names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked, provided that separate consent is not required under this
Section 5.7 to the extent that consent to use a party's name, logo, trademark or service mark in connection with a particular piece of advertising or sales literature has previously been given by a party under Section 5.5 or 5.6 of this Agreement. The Company shall not use in advertising, publicity or otherwise the name of the Trust, Distributor, or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Trust, Distributor, or their affiliates without the prior written consent of the Trust or the Distributor in each instance. The Company acknowledges that the Distributor owns all right, title and interest in and to the Mark and the registrations thereof. The Company shall use the Mark intact and shall not modify or alter the Mark. Upon termination of this Agreement, the Company or its successor (to the extent and as soon as it lawfully can) will cease the use of the Mark. The Trust and the Distributor shall not use in advertising, publicity, or otherwise the name of the Company, or any of its affiliates not any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Company, or its affiliates without the prior written consent of the Company in each instance.

        5.8. REPRESENTATIONS BY COMPANY. Except with the prior written consent of the Trust, the Company shall not give any information or make any representations or statements about the Trust or the Funds nor shall it authorize or allow any other person to do so except information or representations contained in the Trust's Registration Statement or the Trust's Prospectuses or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in writing by the Trust or its designee in accordance with this Article V, or in published reports or statements of the Trust in the public domain.

        5.9. REPRESENTATIONS BY TRUST. Except with the prior written consent of the Company, the Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in the Contracts' Registration Statement or Contracts' Prospectus or in published reports of the Account which are in the public domain or in sales literature or other promotional material approved in writing by the Company in accordance with this Article V.

        5.10. ADVERTISING. For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under the NASD rules, the 1940 Act or the 1933 Act.

                                   ARTICLE VI
                              COMPLIANCE WITH CODE

        6.1. SECTION 817(h). Each Fund of the Trust shall comply with Section 817(h) of the Code and the regulations issued thereunder to the extent applicable to the Fund as an investment company underlying the Account, and the Trust shall (i) notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future, and (ii) take all reasonable steps to adequately diversify a Fund to achieve compliance with the grace period afforded by Treasury Regulation 1.817-5.

        6.2. SUBCHAPTER M. Each Fund of the Trust shall maintain the qualification of the Fund as a registered investment company (under Subchapter M or any successor or similar provision), and the Trust shall (i) notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future, and (ii) take all reasonable steps to maintain qualification or to requalify the Funds as a registered investment company under Subchapter M.

        6.3. CONTRACTS. The Company shall ensure the continued treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code and shall notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

                                   ARTICLE VII
                                    EXPENSES

        7.1. EXPENSES. All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

        7.2. TRUST EXPENSES. Expenses incident to the Trust's performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:

        (a) registration and qualification of the Trust shares under the federal securities laws;

        (b) preparation and filing with the SEC of the Trust's Prospectuses, Trust's Statement of Additional Information, Trust's Registration Statement, Trust proxy materials and shareholder reports, and preparation of a camera-ready copy of the foregoing;

        (c) preparation of all statements and notices required by any Federal or state securities law;

        (d)    all taxes on the issuance or transfer of Trust shares;

        (e) payment of all applicable fees relating to the Trust, including, without limitation, all fees due under Rule 24f-2 in connection with sales of Trust shares to qualified retirement plans, custodial, auditing, transfer agent and advisory fees, fees for insurance coverage and Trustees' fees; and

        (f) any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

        7.3. COMPANY EXPENSES. Expenses incident to the Company's performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:

        (a) registration and qualification of the Contracts under the federal securities laws;

        (b) preparation and filing with the SEC of the Contracts' Prospectus and Contracts' Registration Statement;

        (c) the sale, marketing and distribution of the Contracts, including printing and dissemination of Contracts' and the Series Prospectuses and compensation for Contract sales;

        (d)    administration of the Contracts;

        (e) payment of all applicable fees relating to the Contracts, including, without limitation, all fees due under Rule 24f-2;

        (f) preparation, printing and dissemination of all statements and notices to Contract Owners required by any Federal or state insurance law other than those paid for by the Trust; and

        (g) preparation, printing and dissemination of all marketing materials for the Contracts and Trust except where other arrangements are made in advance.

        7.4. 12b-1 PAYMENTS. The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Series or Class adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then payments may be made to the Company in accordance with such plan. The Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or in contravention of such rule, although it may make payments pursuant to Rule 12b-1 in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 and such formulation is required by the 1940 Act or any rules or order thereunder, the Trust undertakes to have a Board of Trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                                  ARTICLE VIII
                               POTENTIAL CONFLICTS

        8.1. EXEMPTIVE ORDER. The parties to this Agreement acknowledge that the Trust has received an exemptive order from the SEC (the "Exemptive Order") granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Trust shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8 hereof). The Exemptive Order requires the Trust and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Article VIII. The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings on that company as are imposed on the Company pursuant to this Article VIII.

        8.2. COMPANY MONITORING REQUIREMENTS. The Company will monitor its operations and those of the Trust for the purpose of identifying any material irreconcilable conflicts or potential material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts.

        8.3. COMPANY REPORTING REQUIREMENTS. The Company shall report any conflicts or potential conflicts to the Trust Board and will provide the Trust Board, at least annually, with all information reasonably necessary for the Trust Board to consider any issues raised by such existing or potential conflicts or by the conditions and undertakings required by the Exemptive Order. The Company also shall assist the Trust Board in carrying out its obligations including, but not limited to: (a) informing the Trust Board whenever it disregards Contract Owner voting instructions with respect to variable life insurance policies, and (b) providing such other information and reports as the Trust Board may reasonably request. The Company will carry out these obligations with a view only to the interests of Contract Owners.

        8.4. TRUST BOARD MONITORING AND DETERMINATION. The Trust Board shall monitor the Trust for the existence of any material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts and determine what action, if any, should be taken in response to those conflicts. A majority vote of Trustees who are not interested persons of the Trust as defined in the 1940 Act (the "disinterested trustees") shall represent a conclusive determination as to the existence of a material irreconcilable conflict between or among the interests of Product Owners and Participating Plans and as to whether any proposed action adequately remedies any material irreconcilable conflict. The Trust Board shall give prompt written notice to the Company and Participating Plan of any such determination.

        8.5. UNDERTAKING TO RESOLVE CONFLICT. In the event that a material irreconcilable conflict of interest arises between Product Owners of variable life insurance policies or Product Owners of variable annuity contracts and Participating Plans, the Company will, at its own expense, take whatever action is necessary to remedy such conflict as it adversely affects Contract Owners up to and including (1) establishing a new registered management investment company, and (2) withdrawing assets from the Trust attributable to reserves for the Contracts subject to the conflict and reinvesting such assets in a different investment medium (including another Fund of the Trust) or submitting the question of whether such withdrawal should be implemented to a vote of all affected Contract Owners, and, as appropriate, segregating the assets supporting the Contracts of any group of such owners that votes in favor of such withdrawal, or offering to such owners the option of making such a change. The Company will carry out the responsibility to take the foregoing action with a view only to the interests of Contract Owners.

        8.6. WITHDRAWAL. If a material irreconcilable conflict arises because of the Company's decision to disregard the voting instructions of Contract Owners of variable life insurance policies and that decision represents a minority position or would preclude a majority vote at any Fund shareholder meeting, then, at the request of the Trust Board, the Company will redeem the shares of the Trust to which the disregarded voting instructions relate. No charge or penalty, however, will be imposed in connection with such a redemption.

        8.7. EXPENSES ASSOCIATED WITH REMEDIAL ACTION. In no event shall the Trust be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.

        8.8. SUCCESSOR RULES. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the Exemptive Order, then (i) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (ii) Sections 8.2 through 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                   ARTICLE IX
                                 INDEMNIFICATION

        9.1. INDEMNIFICATION BY THE COMPANY. The Company hereby agrees to, and shall, indemnify and hold harmless the Trust, the Distributor and each person who controls or is affiliated with the Trust or the Distributor within the meaning of such terms under the 1933 Act or 1940 Act (but not any Participating Insurance Companies or Qualified Persons) and any officer, trustee, partner, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

        (a) arise out of or are based upon any untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Trust or the Distributor for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

        (b) arise out of any untrue statement of a material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust or Distributor in writing by or on behalf of the Company; or

        (c) arise out of or are based upon any wrongful conduct of, or violation of federal or state law by, the Company or persons under its control or subject to its authorization, including without limitation, any broker-dealers or agents authorized to sell the Contracts, with respect to the sale, marketing or distribution of the Contracts or Trust shares, including, without limitation, any impermissible use of broker-only material, unsuitable or improper sales of the Contracts or unauthorized representations about the Contracts or the Trust; or

        (d) arise as a result of any failure by the Company or persons under its control (or subject to its authorization) to provide services, furnish materials or make payments as required under this Agreement; or

        (e) arise out of any material breach by the Company or persons under its control (or subject to its authorization) of this Agreement; or

        (f) arise out of any breach of any warranties contained in Article III hereof, any failure to transmit a request for redemption or purchase of Trust shares or payment therefor on a timely basis in accordance with the procedures set forth in Article II, or any unauthorized use of the names, trade names or trademark of the Trust or the Distributor.

This indemnification is in addition to any liability that the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

        9.2. INDEMNIFICATION BY THE TRUST. The Trust hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

        (a) arise out of or are based upon any untrue statement of any material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust or the Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

        (b) arise out of any untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Trust to the Company; or

        (c) arise out of or are based upon wrongful conduct of or violation of federal or state law by the Trust or its Trustees or officers or persons under its control with respect to the sale of Trust shares; or

        (d) arise as a result of any failure by the Trust or its Trustees or officers or persons under its control to provide services, furnish materials or make payments as required under the terms of this Agreement; or

        (e) arise out of any material breach by the Trust of this Agreement or persons under its control (including any breach of Section 6.1 of this Agreement and any warranties contained in Article III hereof); or

        (f) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate, provided that the foregoing shall be limited to reasonable administrative costs, and shall not apply where such miscalculation or report is the result of (i) incorrect information supplied by or on behalf of the Company to the Trust or the Distributor, or (ii) circumstances outside the Trust's or the Distributor's control.

it being understood that in no way shall the Trust be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform the Trust in accordance with Section 4.4 hereof. This indemnification is in addition to any liability that the Trust may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

        9.3. INDEMNIFICATION BY THE DISTRIBUTOR. The Distributor hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

        (a) arise out of or are based upon any untrue statement of any material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust or Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

        (b) arise out of any untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Distributor to the Company; or

        (c) arise out of or are based upon wrongful conduct of or violation of federal or state law by the Distributor or persons under its control with respect to the sale of Trust shares; or

        (d) arise as a result of any failure by the Distributor or persons under its control to provide services, furnish materials or make payments as required under the terms of this Agreement; or

        (e) arise out of any material breach by the Distributor or persons under its control of this Agreement (including any breach of Section 6.1 of this Agreement and any warranties contained in
               Article III hereof);

it being understood that in no way shall the Distributor be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform the Distributor in accordance with Section 4.4 hereof. This indemnification is in addition to any liability that the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

        9.4. RULE OF CONSTRUCTION. It is the parties' intention that, in the event of an occurrence for which the Trust has agreed to indemnify the Company, the Company shall seek indemnification from the Trust only in circumstances in which the Trust is entitled to seek indemnification from a third party with respect to the same event or cause thereof.

        9.5. INDEMNIFICATION PROCEDURES. After receipt by a party entitled to indemnification ("indemnified party") under this Article IX of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article IX ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The indemnification provisions contained in this Article IX shall survive any termination of this Agreement.

                                    ARTICLE X
                    RELATIONSHIP OF THE PARTIES; TERMINATION

        10.1. RELATIONSHIP OF PARTIES. The Company is to be an independent contractor vis-a-vis the Trust, the Distributor, or any of their affiliates for all purposes hereunder and will have no authority to act for or represent any of them (except to the limited extent the Company acts as agent of the Trust pursuant to Section 2.3(a) of this Agreement). In addition, no officer or employee of the Company will be deemed to be an employee or agent of the Trust, Distributor, or any of their affiliates. The Company will not act as an "underwriter" or "distributor" of the Trust, as those terms variously are used in the 1940 Act, the 1933 Act, and rules and regulations promulgated thereunder.

        10.2. NON-EXCLUSIVITY AND NON-INTERFERENCE. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust shares may be sold to other insurance companies and investors (subject to Section 2.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to this Article X:

        (a) the Company shall promote the Trust and the Funds made available hereunder on the same basis as other funding vehicles available under the Contracts;

        (b) the Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act;

        (c) the Company shall not, without the prior written consent of the Distributor (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Trust to change the Trust's distributor or investment adviser, to transfer or withdraw Contract Values allocated to a Fund, or to exchange their Contracts for contracts not allowing for investment in the Trust;

        (d) the Company shall not substitute another investment company for one or more Funds without providing written notice to the Distributor at least 60 days in advance of effecting any such substitution; and

        (e) the Company shall not withdraw the Account's investment in the Trust or a Fund of the Trust except as necessary to facilitate Contract Owner requests and routine Contract processing.

        10.3. TERMINATION OF AGREEMENT. This Agreement shall not terminate until
(i) the Trust is dissolved, liquidated, or merged into another entity, or (ii) as to any Fund that has been made available hereunder, the Account no longer invests in that Fund and the Company has confirmed in writing to the Distributor, if so requested by the Distributor, that it no longer intends to invest in such Fund. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.4 through
10.6 and the Company may be required to redeem Trust shares pursuant to Section
10.7 or in the circumstances contemplated by Article VIII. Article IX and Sections 5.7, 10.8 and 10.9 shall survive any termination of this Agreement.

        10.4. TERMINATION OF OFFERING OF TRUST SHARES. The obligation of the Trust and the Distributor to make Trust shares available to the Company for purchase pursuant to Article II of this Agreement shall terminate at the option of the Distributor upon written notice to the Company as provided below:

        (a) upon institution of formal proceedings against the Company, or the Distributor's reasonable determination that institution of such proceedings is being considered by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Trust shares, or an expected or anticipated ruling, judgment or outcome which would, in the Distributor's reasonable judgment exercised in good faith, materially impair the Company's or Trust's ability to meet and perform the Company's or Trust's obligations and duties hereunder, such termination effective upon 15 days prior written notice;

        (b) in the event any of the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law, such termination effective immediately upon receipt of written notice;

        (c) if the Distributor shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Trust or the Distributor, such termination effective upon 30 days prior written notice;

        (d) if the Distributor suspends or terminates the offering of Trust shares of any Series or Class to all Participating Investors or only designated Participating Investors, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Distributor acting in good faith, suspension or termination is necessary in the best interests of the shareholders of any Series or Class (it being understood that "shareholders" for this purpose shall mean Product Owners), such notice effective immediately upon receipt of written notice, it being understood that a lack of Participating Investor interest in a Series or Class may be grounds for a suspension or termination as to such Series or Class and that a suspension or termination shall apply only to the specified Series or Class;

        (e) upon the Company's assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Trust consents thereto, such termination effective upon 30 days prior written notice;

        (f) if the Company is in material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within 10 days after written notice of such breach has been delivered to the Company, such termination effective upon expiration of such 10-day period;

        (g) upon the determination of the Trust's Board to dissolve, liquidate or merge the Trust as contemplated by Section 10.3(i), upon termination of the Agreement pursuant to Section 10.3(ii), or upon notice from the Company pursuant to Section 10.5 or 10.6, such termination pursuant hereto to be effective upon 15 days prior written notice; or

        (h)    at any time upon six months prior written notice.

Except in the case of an option exercised under clause (b), (d) or (g), the obligations shall terminate only as to new Contracts and the Distributor shall continue to make Trust shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing Contracts") to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

        10.5. TERMINATION OF INVESTMENT IN A FUND. The Company may elect to cease investing in a Fund, promoting a Fund as an investment option under the Contracts, or withdraw its investment or the Account's investment in a Fund, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

        (a) if the Trust informs the Company pursuant to Section 4.4 that it will not cause such Fund to comply with investment restrictions as requested by the Company and the Trust and the Company are unable to agree upon any reasonable alternative accommodations;

        (b) if shares in such Fund are not reasonably available to meet the requirements of the Contracts as determined by the Company (including any non-availability as a result of notice given by the Distributor pursuant to Section 10.4(d)), and the Distributor, after receiving written notice from the Company of such non-availability, fails to make available, within 10 days after receipt of such notice, a sufficient number of shares in such Fund or an alternate Fund to meet the requirements of the Contracts;

        (c) if such Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure;

        (d) if such Fund ceases to qualify as a regulated investment company under Subchapter M of the Code, as defined therein, or any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify, and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure within 30 days;

        (e) upon the Trust's or the Distributor's assignment of this Agreement, unless the Company consents thereto, or unless the assignment is to an affiliate as a result of a merger, a change in control or a reorganization into another jurisdiction, such termination effective upon 30 days prior written notice; or

        (f)    at any time upon six months prior notice.

Such termination shall apply only as to the affected Fund and shall not apply to any other Fund in which the Company or the Account invests.

        10.6. TERMINATION OF INVESTMENT BY THE COMPANY. The Company may elect to cease investing in all Series or Classes of the Trust made available hereunder, promoting the Trust as an investment option under the Contracts, or withdraw its investment or the Account s investment in the Trust, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

        (a) upon institution of formal proceedings against the Trust or the Distributor (but only with regard to the Trust) by the NASD, the SEC or any state securities or insurance commission or any other regulatory body; or

        (b) if the Trust or Distributor is in material breach of a provision of this Agreement, which breach has not been cured to the satisfaction of the Company within 10 days after written notice of such breach has been delivered to the Trust or the Distributor, as the case may be.

        10.7. COMPANY REQUIRED TO REDEEM. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that any such Contracts may fail to so qualify, the Trust shall have the right to require the Company to redeem Trust shares attributable to such Contracts upon notice to the Company and the Company shall so redeem such Trust shares in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Trust shares. Notice to the Company shall specify the period of time the Company has to redeem the Trust shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem Trust shares pursuant to action taken or request made by the Trust Board in accordance with the Exemptive Order described in Article VIII or any conditions or undertakings set forth or referenced therein, or other SEC rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem shares in the circumstances described herein and to comply with applicable terms and provisions. Also, in the event that the Distributor suspends or terminates the offering of a Series or Class pursuant to Section 10.4(d) of this Agreement, the Company, upon request by the Distributor, will cooperate in taking appropriate action to withdraw the Account's investment in the respective Fund.

        10.8. CONFIDENTIALITY. A party will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the other parties to this Agreement and their affiliates. In addition, the Trust and the Distributor shall not, directly or indirectly, disclose or use any nonpublic personal information regarding the consumers or customers of the Company (as the terms "consumer" and "customer" are defined in Rule 3(g) and 3(j), respectively, of Regulation S-P of the Securities and Exchange Commission) ("Confidential Information"), other than to carry out the functions contemplated by this Agreement. The foregoing obligation of confidentiality shall not extend to any portion of the Confidential Information that is, or becomes, generally available to the general public from: (a) federal, State or local governmental records,
(b) widely distributed media, or (c) disclosures to the general public that are required to be made by federal, State or local law.

                                   ARTICLE XI
                 APPLICABILITY TO NEW ACCOUNTS AND NEW CONTRACTS

        The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, any Series or Class, additions of new classes of Contracts to be issued by the Company and separate accounts therefor investing in the Trust. Such amendments may be made effective by executing the form of amendment included on each schedule attached hereto. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series, Class or separate account, as applicable, effective as of the date of amendment of such Schedule, unless the context otherwise requires. The parties to this Agreement may amend this Agreement from time to time by written agreement signed by all of the parties.

                                   ARTICLE XII
                           NOTICE, REQUEST OR CONSENT

        Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

               If to the Trust:

                      James McNamara
                      President
                      Goldman Sachs Variable Insurance Trust
                      32 Old Slip, 17th Floor
                      New York, NY  10005

               If to the Distributor:

                      James McNamara
                      Vice President
                      Goldman Sachs & Co.
                      32 Old Slip, 17th Floor
                      New York, NY  10005

               If to the Company:

                      John Comerford
                      National Sales and Marketing Manager
                      Farmers New World Life Insurance Company
                      3003 77th Avenue, SE
                      Mercer Island, WA  98040
                      with a copy to:

                      James P. Brennan, Sr., Esq.
                      Corporate Counsel
                      Farmers Insurance Group
                      4680 Wilshire Blvd.
                      Los Angeles, CA  90010

or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested or by overnight delivery with a nationally recognized courier, and shall be effective upon receipt. Notices pursuant to the provisions of Article II may be sent by facsimile to the person designated in writing for such notices.

                                  ARTICLE XIII
                                  MISCELLANEOUS

        13.1. INTERPRETATION. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Delaware, without giving effect to the principles of conflicts of laws, subject to the following rules:

        (a) This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

        (b) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        (d) The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

        13.2. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

        13.3. NO ASSIGNMENT. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by the Company, the Distributor or the Trust without the prior written consent of the other parties.

        13.4. DECLARATION OF TRUST. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as trustees, and is not binding upon any of the Trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Trust. No Series of the Trust shall be liable for the obligations of any other Series of the Trust.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.


                             GOLDMAN SACHS VARIABLE INSURANCE TRUST
                                       (Trust)



Date:                        By:
       -------------                Name:
                                    Title:


                             GOLDMAN, SACHS & CO.
                                    (Distributor)



Date:                        By:
       -------------                Name:
                                    Title:



                             FARMERS NEW WORLD LIFE INSURANCE COMPANY
                                    (Company)


Date:                        By:
       -------------                Name: C. Paul Patsis
                                    Title: President

                                   SCHEDULE 1

                             Accounts of the Company
                             Investing in the Trust

Effective as of the date the Agreement was executed, the following separate accounts of the Company are subject to the Agreement:

=================================================================================================
                          Date Established by
Name of Account and       Board of Directors of   SEC 1940 Act            Type of Product
Subaccounts               the Company             Registration Number     Supported by Account
-------------------------------------------------------------------------------------------------
Farmers Annuity           April 6, 1999           811-09547               Variable Annuity
Separate Account A
-------------------------------------------------------------------------------------------------
Farmers Variable          April 6, 1999           811-09507               Variable Life
Universal Life Separate
Account A
=================================================================================================

--------------------------------------------------------------------------------

                        [Form of Amendment to Schedule 1]

Effective as of _____, the following separate accounts of the Company are hereby added to this Schedule 1 and made subject to the Agreement:

=================================================================================================
                          Date Established by
Name of Account and       Board of Directors of   SEC 1940 Act            Type of Product
Subaccounts               the Company             Registration Number     Supported by Account
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

=================================================================================================

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 1 in accordance with Article XI of the Agreement.




--------------------------------------       -----------------------------------
Goldman Sachs Variable Insurance Trust       Farmers New World Life Insurance
                                             Company



--------------------------------------
Goldman, Sachs & Co.

                                   SCHEDULE 2

                              Classes of Contracts
                         Supported by Separate Accounts
                              Listed on Schedule 1

Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:

=================================================================================================
                          SEC 1933 Act
Policy Marketing Name     Registration Number     Contract Form Number    Annuity or Life
-------------------------------------------------------------------------------------------------
Farmers Annuity           333-85183               Farmers Individual      Annuity
Separate Account A                                Premium Flexible
                                                  Variable Annuity K
                                                  2000-398
-------------------------------------------------------------------------------------------------
Farmers Variable          333-84023               Farmers Individual      Life
Universal Life Separate                           Flexible Premium
Account A                                         Variable Universal
                                                  Life Policy
=================================================================================================

--------------------------------------------------------------------------------

                        [Form of Amendment to Schedule 2]

Effective as of _______, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

=================================================================================================
                          SEC 1933 Act            Name of Supporting
Policy Marketing Name     Registration Number     Account                 Annuity or Life
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

=================================================================================================

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.




--------------------------------------       -----------------------------------
Goldman Sachs Variable Insurance Trust       Farmers New World Life Insurance
                                             Company



--------------------------------------
Goldman, Sachs & Co.

                                   SCHEDULE 3

                            Trust Classes and Series
                                 Available Under
                             Each Class of Contracts

Effective as of the date the Agreement was executed, the following Trust Classes and Series are available under the Contracts:

=======================================================================================
Contracts Marketing Name                        Trust Classes and Series
---------------------------------------------------------------------------------------
Farmers Annuity Separate Account A              VIT CORE SMALL CAP EQUITY
                                                VIT MID CAP VALUE
                                                VIT CAPITAL GROWTH
---------------------------------------------------------------------------------------
Farmers Variable Universal Life Separate        VIT CORE SMALL CAP EQUITY
Account A                                       VIT MID CAP VALUE
                                                VIT CAPITAL GROWTH
=======================================================================================

--------------------------------------------------------------------------------

                        [Form of Amendment to Schedule 3]

Effective as of __________________, this Schedule 3 is hereby amended to reflect the following changes in Trust Classes and Series:

=======================================================================================
Contracts Marketing Name                        Trust Classes and Series
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

=======================================================================================

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 3 in accordance with Article XI of the Agreement.




--------------------------------------       -----------------------------------
Goldman Sachs Variable Insurance Trust       Farmers New World Life Insurance
                                             Company



--------------------------------------
Goldman, Sachs & Co.

                                   SCHEDULE 4

                             Investment Restrictions
                             Applicable to the Trust

Effective as of the date the Agreement was executed, the following investment restrictions are applicable to the Trust:





--------------------------------------------------------------------------------


                        [Form of Amendment to Schedule 4]


Effective as of ___________________, this Schedule 4 is hereby amended to reflect the following changes:








IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 4 in accordance with Article XI of the Agreement.






--------------------------------------       -----------------------------------
Goldman Sachs Variable Insurance Trust       Farmers New World Life Insurance
                                             Company



--------------------------------------
Goldman, Sachs & Co.